[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.1

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT is effective as of September 7, 2023 (the “Effective Date”) and is made by and between Dynavax Technologies Corporation, having an office at 2100 Powell Street, Suite 720, Emeryville, CA 94608 (“CUSTOMER”) and Nitto Denko Avecia Inc. (“AVECIA”), having an office at 125 Fortune Boulevard, Milford, MA 01757. CUSTOMER and AVECIA are sometimes referred to herein individually as a “Party” and collectively as “Parties”.

Recital

WHEREAS, AVECIA has supplied to CUSTOMER a certain product identified by CUSTOMER as CpG 1018 pursuant to that certain Master Services Agreement by and between the Parties dated February 24, 2016, as amended (the “MSA”), and Scopes of Work thereto, as amended (“SOWs”), and that certain Supply Agreement between the Parties dated October 1, 2012, as amended (the “2012 Supply Agreement”);

WHEREAS, it is the intention of the Parties that: (a) AVECIA produce the quantities of Product (defined below) in liquid bulk formulation that are subject to outstanding orders submitted pursuant to the MSA and related SOWs prior to the Effective Date (the “MSA Outstanding Quantities”) using the Manufacturing Process (defined below), and supply the MSA Outstanding Quantities to CUSTOMER, in accordance with the MSA, related SOWs and Sections 7.2-7.6 and 11.8 of this Agreement; (b) this Supply Agreement will be the operative and governing document with respect to the supply of all quantities of Product, other than the MSA Outstanding Quantities, ordered by CUSTOMER for production using the Manufacturing Process during the term of this Agreement; and (c) the 2012 Supply Agreement will continue to be the operative and governing document with respect to the supply of Product produced using the [*] “Current Process” (as such term is defined in the 2012 Supply Agreement).

NOW, INTENDING TO BE LEGALLY BOUND, IT IS HEREBY AGREED as follows:

1.
DEFINITIONS

The terms in this Agreement with initial letters capitalized or all letters capitalized, as applicable, whether used in the singular or plural, shall have the meaning set forth or cross referenced in this Section 1 below (and derivative forms of such terms shall be interpreted accordingly):

1.1
“2012 Supply Agreement” has the meaning set forth in the Recitals.

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1.2
“Affiliate” means any person, corporation or other entity which Controls, is Controlled by or is under common Control with, a Party to this Agreement.
1.3
“Agreement” means this Supply Agreement with all Exhibits, Schedules, and Appendices, as may be amended.
1.4
“Annual Volume Requirements” means all requirements of CUSTOMER and its Affiliates and CUSTOMER Product Licensees for Product in the Territory for any calendar year during the Term.
1.5
“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state, and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, Regulatory Authority, or governmental agency or authority having jurisdiction over the performance of AVECIA’s obligations under this Agreement.
1.6
“Applicable Price” shall have the meaning set forth in Section 4.1.
1.7
“AVECIA” shall have the meaning set forth in the preamble to this Agreement.
1.8
“AVECIA-Owned Project IP” shall have the meaning set forth in Section 15.2.
1.9
“Batch” means a batch of Product using the Manufacturing Process [*] that is intended to be of uniform character and quality and is produced by synthesis [*], as defined by the applicable Master Batch Record.
1.10
“Batch Records” means, with respect to any Batch of Product, a final, executed production and control record prepared in accordance with 21 CFR 211.188.
1.11
[*]
1.12
“Capacity Allocation” means [*] of Product manufactured during any calendar year; provided, however, that, if CUSTOMER during any calendar year during the Term purchases Product in a quantity which is [*], the Parties, in good faith and if appropriate, will agree on [*].
1.13
“Certificate of Analysis” or “CoA” means a document identified as such, that (a) is provided by AVECIA and signed by an employee designated by AVECIA as having responsibility for the issuance of such certificate certifying that a particular Batch of Product to be Delivered hereunder conforms to the Specifications and that the testing methods applied to such Batch of Product provide accurate results and (b) sets forth the analytical test results obtained from testing of a representative sample of such Batch against the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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Specifications. The CoA shall include, but not be limited to, Product name, lot number, Specifications, test results for the specific Batch, a reference to the test method, date of manufacture, date of release and date for retesting.
1.14
“Certificate of Compliance” or “CoC” means a document identified as such, that is provided by AVECIA and signed by an employee designated by AVECIA as having responsibility for the issuance of such certificate, certifying that a particular Batch of Product was manufactured in accordance with GMP, the applicable Manufacturing Process for such Product, and Applicable Laws.
1.15
“CFR” means the United States Code of Federal Regulations.
1.16
“Confidential Information” means any technical, business, financial and other information of a confidential nature disclosed (whether disclosed in writing, orally, by way of sample or by any other means and whether directly or indirectly) by or on behalf of either Party (the “Disclosing Party”) or any of its Representatives to the other Party (the “Receiving Party”) or any of its Representatives. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, [*] shall be deemed CUSTOMER’s Confidential Information, with respect to which CUSTOMER shall be deemed the Disclosing Party and AVECIA shall be deemed the Receiving Party. For the avoidance of doubt and subject to the exceptions as to what information constitutes Confidential Information of a Party set forth in Section 14 herein, [*] are CUSTOMER’s Confidential Information.
1.17
“Control” (and, with a correlative meaning, “Controlled by”) means having the power to vote more than fifty percent (50%) of the voting shares or other voting interests of another entity or the right to vote for or appoint a majority of the board of directors or other governing body of another entity, or otherwise having the direct or indirect power to direct or cause the direction of the management and policies of another entity.
1.18
“CUSTOMER” shall have the meaning set forth in the preamble to this Agreement.
1.19
“CUSTOMER Demand Forecast” shall have the meaning set forth in Section 5.1.
1.20
“CUSTOMER Materials” shall have the meaning set forth in Section 8.2.
1.21
“CUSTOMER Product Licensee” means any Third Party that is granted, directly or indirectly, a license or similar right to market or sell the Product or any product containing, or to be administered in combination with, the Product.
1.22
“CUSTOMER’s Purchase Obligations” shall have the meaning set forth in Section 3.1.
1.23
“CUSTOMER-Owned Project IP” shall have the meaning set forth in Section 15.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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1.24
“CUSTOMER Records” shall have the meaning set forth in Section 11.5.
1.25
“Defective Product” means any Product supplied hereunder (or, in the case of the MSA Outstanding Quantities, pursuant to the MSA and related SOWs) that fails to conform to the Product Requirements.
1.26
“Delivery” (and its derivatives) shall have the meaning set forth in Section 6.2.
1.27
“Documentation” means the documents to be provided by AVECIA to CUSTOMER with each shipment of Product, including the Certificate of Analysis and Certificate of Compliance for each Batch of Product included in such shipment.
1.28
“Effective Date” shall have the meaning set forth in the preamble to this Agreement.
1.29
“Extended Term” shall have the meaning set forth in Section 2.1.
1.30
“Facility” means AVECIA’s GMP manufacturing facility located in Milford, MA.
1.31
“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.
1.32
“Firm Take or Pay Obligation” shall have the meaning set forth in Section 5.1.1.
1.33
“GMP” means applicable current good manufacturing practices and standards for the production of pharmaceutical products, as set forth in (a) 21 CFR Parts 210, 211 and 610, (b) Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use, (c) EudraLex Volume 4 of the Rules Governing Medicinal Products in the European Union, EU Guidelines for Good Manufacturing Practice for Medicinal Products for Human and Veterinary Use, (d) guidelines of the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use, and (e) all relevant regulations or guidance for WHO Prequalification; in each case (clauses (a)–(e) above), as amended, supplemented or superseded from time to time; and with the agreement of AVECIA, other comparable laws and regulations of any competent regulatory authority applicable to Product and its manufacture.
1.34
“Independent Intellectual Property” shall have the meaning set forth in Section 15.1.
1.35
“Initial Term” shall have the meaning set forth in Section 2.1.
1.36
“Intellectual Property” means (a) patents, patent applications, all provisional, divisional, continuations, renewals, continuations-in-part, re-examinations, patents of additions, supplementary protection certificates, extensions, letters of patent, registration or confirmation patents and reissues with respect to any patents described in the foregoing clauses, and (b) any Know-How, data, technology, works of authorship, copyrights,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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industrial property and technical information, and all intellectual property and other rights in and to any of the foregoing.
1.37
“Know-How” means proprietary information, inventions, discoveries, designs, developments, techniques, materials, processes, manufactures, compositions of matter or methods of use and trade secrets, whether or not patentable or copyrightable.
1.38
“Latent Defect” means a defect that exists at the time of Delivery of Product pursuant to this Agreement (or, in the case of the MSA Outstanding Quantities, pursuant to the MSA and related SOWs) and causes such Product to be Defective Product, which defect is not discoverable upon receipt by CUSTOMER but is discovered at a later time.
1.39
“Manufacturing Process” means [*] manufacturing process being used as of the Effective Date for the production of Product as set forth in the Batch Records.
1.40
“MSA” shall have the meaning set forth in the Recital to this Agreement.
1.41
“MSA Outstanding Quantities” shall have the meaning set forth in the Recital to this Agreement.
1.42
“Order Invoice” shall have the meaning set forth in Section 7.1.
1.43
“Party” shall have the meaning set forth in the preamble to this Agreement.
1.44
“Permits” shall have the meaning set forth in Section 9.1.
1.45
“[*]” and “[*] Adjustment” shall have the meanings set forth in Section 4.3.
1.46
“Product” shall mean CUSTOMER’s proprietary CpG oligodeoxynucleotide referred to by CUSTOMER as CpG 1018.
1.47
“Product Requirements” means the requirements relating to the process development, process validation, manufacturing, quality control and quality assurance services to be performed hereunder (or, in the case of the MSA Outstanding Quantities, under the MSA and related SOWs) as required by (a) Applicable Laws, including GMP, (b) the Specifications, (c) this Agreement and (d) the Quality Agreement.
1.48
“Quality Agreement” means the Quality Agreement dated March 16, 2021 between the Parties, as it may be amended from time to time.
1.49
“Quarterly Volume Requirements” means all requirements of CUSTOMER and its Affiliates and CUSTOMER Product Licensees for Product in the Territory for any calendar quarter during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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1.50
“Records” shall have the meaning set forth in Section 11.5
1.51
“Regulatory Authority” means the FDA or any other competent government agency, regulatory authority or other administrative body, including the EMA and WHO, responsible for regulating or otherwise exercising authority with respect to the development, manufacture, sale, promotion, marketing, distribution, use, import, export, pricing or reimbursement of medicinal products in the Territory.
1.52
“Representative” means, with respect to each Party, each of such Party’s Affiliates, and each of the directors, officers, managers, employees, agents or other authorized representatives of such Party and its Affiliates.
1.53
“Retention Samples” shall have the meaning set forth in Section 6.3.
1.54
“SOWs” shall have the meaning set forth in the Recital to this Agreement.
1.55
“Specifications” means the specifications set forth on Product Specification Document PS-000213 approved by the Parties, as such may be modified in writing from time to time by CUSTOMER with the approval of AVECIA, such approval not to be unreasonably withheld, delayed or conditioned.
1.56
“Term” shall have the meaning set forth in Section 2.1.
1.57
“Territory” means worldwide.
1.58
“Third Party” means any person or entity other than a Party or any of its Affiliates.
1.59
“Third Party Infringement Claim” shall have the meaning set forth in Section 15.5.
1.60
“Transfer Taxes” shall have the meaning set forth in Section 4.4.
2.
TERM
2.1
This Agreement is effective as of the Effective Date and shall remain in effect for a period of eight (8) years from the Effective Date (such period, the “Initial Term”). The Initial Term shall be automatically extended for additional successive terms of [*] years each (the “Extended Term”), unless either Party provides written notice to the other Party (a) at least [*] months, in the case of notice by CUSTOMER to AVECIA, or (b) at least [*] months, in the case of notice by AVECIA to CUSTOMER, prior to the expiration of the Initial Term or Extended Term (as applicable), stating that it is terminating this Agreement at the end of such Initial Term or Extended Term (the Initial Term and any and all Extended Terms, the “Term”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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3.
PURCHASE OF VOLUME REQUIREMENTS; CAPACITY ALLOCATION; FAILURE TO SUPPLY; AFFILIATES AND CUSTOMER PRODUCT LICENSEES.
3.1
Subject to the terms and conditions of this Agreement, CUSTOMER shall purchase from AVECIA, and AVECIA shall manufacture and supply to CUSTOMER, all of its Annual Volume Requirements up to the Capacity Allocation (the “CUSTOMER’s Purchase Obligations”). [*]. To effectuate such intention, CUSTOMER and AVECIA shall meet as appropriate, but at least [*], to address CUSTOMER’s non-binding good faith estimate of such Volume Requirements to be supplied by AVECIA during the next succeeding [*] month period or such longer period, as appropriate, to enable AVECIA to better understand the likelihood of CUSTOMER’s Annual Volume Requirements exceeding the Capacity Allocation during any calendar year during the Term.
3.2
AVECIA shall have and maintain throughout the Term the ability and capacity to manufacture at the Facility quantities of Product equal to the Capacity Allocation in each calendar year and [*] of the Capacity Allocation of Product in each calendar quarter). To the extent that any CUSTOMER Demand Forecast forecasts Annual Volume Requirements in excess of the Capacity Allocation for a calendar year, AVECIA shall [*], which [*] within [*] days of AVECIA’s receipt of such CUSTOMER Demand Forecast. If AVECIA [*], CUSTOMER may [*], and [*] during the applicable calendar year. In the event that CUSTOMER’s Quarterly Volume Requirements for a calendar quarter are in excess of [*] of the Capacity Allocation of Product (a “Quarterly Excess of Product”), AVECIA will manufacture and supply CUSTOMER with such Quarterly Excess of Product [*], subject to the Capacity Allocation and the provisions of the second sentence of this Section 3.2. CUSTOMER shall [*] to the extent [*] and, to the extent requested by CUSTOMER, AVECIA will [*].
3.3
If AVECIA is unable to supply at least [*] of the [*] of Product for [*] and such shortfall in supply is not made up by AVECIA [*], CUSTOMER, upon written notice to AVECIA, will [*].
3.4
AVECIA shall accept purchase orders for Product hereunder solely from CUSTOMER and shall not accept any purchase order for Product, or supply or offer to supply, or sell or offer to sell, Product to any CUSTOMER Product Licensee without the express prior written consent of CUSTOMER on a case-by-case basis, which may be withheld in CUSTOMER’s absolute discretion. CUSTOMER shall [*] submit, and shall [*], all purchase orders for Product [*] hereunder.
3.5
AVECIA agrees on behalf of itself and its Affiliates that, during the Term, [*] in each case without [*]. In addition, AVECIA agrees on behalf of itself and its Affiliates that, both during and after the Term, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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3.6
For avoidance of doubt (a) all quantities of Product ordered by CUSTOMER after the Effective Date for production using the Manufacturing Process shall be ordered pursuant to, and governed exclusively by the terms and conditions of, this Agreement; and (b) all quantities of Product ordered by CUSTOMER after the Effective Date for production using the [*] “Current Process” (as such term is defined in the 2012 Supply Agreement) shall be ordered pursuant to, and governed exclusively by the terms and conditions of, the 2012 Supply Agreement.
4.
PRICE
4.1
The price to be paid to AVECIA for quantities of Product ordered by CUSTOMER in accordance with all applicable terms and conditions of this Agreement, including all Product Requirements, shall be as set forth in Section 4.2 (the “Applicable Price”), subject to adjustment of such Applicable Price as set forth in this Section 4.3.
4.2
Except as otherwise expressly set forth below in this Section 4.2, the Applicable Price of Product will be based on the following table:

[*]	[*] [*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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[*]	$[*]
[*]	$[*]
[*]	$[*]

** All orders of Product of [*] shall be ordered by CUSTOMER [*], provided that CUSTOMER shall [*].

The Applicable Price for Product purchased in a calendar year shall be initially based on [*] in any such calendar year as set forth in the CUSTOMER Demand Forecast [*], subject to adjustment as provided in Section 7.1.2.

4.3
The Applicable Price will be inflated or deflated annually (beginning as of May 1, 2024, and each anniversary date thereafter during the Term) in line with [*]. The adjustment shall be equal to the change in the [*] between the [*] and the [*] (the “[*] Adjustment”). For example, [*]. The appropriate adjustment in Applicable Price shall be effectuated [*], with the applicable adjustment in the Applicable Price of any Product purchased in such calendar prior to such [*] being available. Any such adjustment to the Applicable Price shall apply to all purchases of Product by CUSTOMER beginning as of [*].
4.4
The prices chargeable to CUSTOMER, its Affiliate(s) and CUSTOMER Product Licensee(s) exclude any applicable sales, use, consumption, value added or excise taxes duties, tariffs and other similar assessments which may be imposed by any governmental authority on the sale to CUSTOMER (other than with respect to any income, corporate or similar taxation on AVECIA) (“Transfer Taxes”); provided, however, that the Parties shall cooperate and take any lawful and reasonable steps necessary to reduce or eliminate any Transfer Taxes.
5.
FORECASTS AND ORDERS; DELAY
5.1
Subject to the provisions of Section 3.1 regarding Capacity Allocation, [*] after the [*] during the Term, beginning with the [*], CUSTOMER shall provide to AVECIA a written forecast of CUSTOMER’s Delivery requirements for Product ([*]) during the [*] beginning as of the [*] (each, a “CUSTOMER Demand Forecast”). (For example, the CUSTOMER Demand Forecast to be issued [*] shall be for the period that [*]. Within [*] of AVECIA’s receipt of a CUSTOMER Demand Forecast, AVECIA shall confirm to CUSTOMER in writing [*] for up to [*] of the Capacity Allocation of Product [*]. In addition, if the quantity of Product set forth [*] in a CUSTOMER Demand Forecast exceeds [*] of the Capacity Allocation of Product, [*], and [*], commits to meet, [*] of the Capacity Allocation of Product set forth for [*] of such CUSTOMER Demand Forecast. Without [*], if AVECIA believes [*] for [*] a CUSTOMER Demand Forecast, AVECIA shall so notify CUSTOMER in writing within [*] of AVECIA’s receipt thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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5.1.1
The forecasted quantities with respect to [*] of the CUSTOMER Demand Forecasts provided by CUSTOMER to AVECIA shall constitute (a) [*] period or (ii) [*], and (b) a firm commitment of AVECIA to Deliver at least [*] of such forecasted quantities during [*] period. Notwithstanding the foregoing, if the forecasted quantity for [*] of a CUSTOMER Demand Forecast exceeds [*] of the Capacity Allocation, and AVECIA notifies CUSTOMER in writing [*] of AVECIA’s receipt of such CUSTOMER Demand Forecast that [*] of the Capacity Allocation, then the applicable portion of such excess quantity indicated in AVECIA’s notice shall [*]. The forecasted quantities with respect to [*] of such CUSTOMER Demand Forecasts shall be [*].
5.1.2
For clarity, CUSTOMER is [*] under this Agreement, except to the extent that [*].
5.1.3
If CUSTOMER fails [*] to submit a CUSTOMER Demand Forecast within the time set forth in this Section 5.1, [*] shall be [*]. If the failure to submit such CUSTOMER Demand Forecast [*], the [*] shall [*] for [*] until the [*].
5.1.4
In the event that AVECIA [*], AVECIA shall promptly inform CUSTOMER, and the Parties, in good faith, will agree on [*] of AVECIA so informing CUSTOMER, [*] and, [*].
5.1.5
Except as otherwise agreed by the Parties in writing, CUSTOMER shall submit a purchase order for [*] at least [*] for such Product set forth in the CUSTOMER Demand Forecast. [*] following AVECIA’s receipt of any purchase order, AVECIA shall notify CUSTOMER of [*]; provided that AVECIA shall (i) accept any purchase order [*] pursuant to Section 5.1 and (ii) [*] pursuant to Section 5.1. If AVECIA [*], CUSTOMER shall [*], which [*].
5.1.6
All purchase orders are subject to the terms of this Agreement, and any provision of a purchase order that conflicts with the terms of this Agreement shall not have any force and effect. No modification or amendment to this Agreement shall be affected by, or result from, the receipt, acceptance, signing or acknowledgment by either Party of any purchase order, quotation, invoice, shipping documents or other business form.
6.
RELEASE; DELIVERY; STORAGE; TITLE
6.1
In accordance with the Quality Agreement, AVECIA shall test and release or cause to be tested and released by Third Party testing facilities specified in the Quality Agreement and audited by AVECIA, Product manufactured pursuant to this Agreement. AVECIA shall deliver to CUSTOMER the Documentation for Product in accordance with the Quality Agreement. AVECIA shall inform CUSTOMER of the discovery of any failure of Product

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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to conform to the Product Requirements as a result of such testing or otherwise during or after manufacture thereof. AVECIA shall not Deliver to CUSTOMER any Product that AVECIA knows does not conform to the Product Requirements without CUSTOMER’s prior written consent.
6.2
Product will be delivered [*] (INCOTERMS 2020) [*] (“Delivery”). Title and risk of loss in Product shall pass to CUSTOMER, its Affiliate or expressly authorized CUSTOMER Product Licensee, as the case may be, [*].
6.3
AVECIA shall properly store and retain appropriate samples (identified by batch number) of Product that its supplies under this Agreement in conditions and for times consistent with Product Requirements and to permit appropriate or required internal recordkeeping, stability testing, regulatory checks, and references (collectively, the “Retention Samples”). AVECIA will notify CUSTOMER before disposing of any Retention Samples, and CUSTOMER will have the option of having such Retention Samples delivered to CUSTOMER or its designee. Upon CUSTOMER’s request, AVECIA will provide CUSTOMER reasonable access to such Retention Samples without additional charge.
6.4
Each Product Delivered hereunder will be [*]in accordance with the applicable Product Requirements or as otherwise agreed by the Parties in writing. [*]. CUSTOMER understands and agrees that [*].
7.
INVOICING; ACCEPTANCE AND PAYMENT
7.1
With respect to the supply of Product, upon AVECIA’s receipt of CUSTOMER’s order for Product, AVECIA shall issue to CUSTOMER an invoice or invoices (each an “Order Invoice”) equal to [*] of the Applicable Price then in effect, as determined in accordance with Section 4.2, for the quantity of Product so ordered, with such amount being then due and payable by CUSTOMER on the terms as set forth herein. AVECIA shall issue to CUSTOMER an Order Invoice or Invoices for the remaining [*] of the Applicable Price for such quantity of Product so ordered with or promptly after Delivery of such Product in full accordance with the terms of this Agreement, with such amount being then due and payable by CUSTOMER on the terms as set forth herein.

Regardless of [*] or, [*], AVECIA shall issue all invoices for such Product [*]. For the avoidance of doubt, CUSTOMER shall [*] or, except as expressly provided in Section 5.1 [*].

7.1.1
Each of the foregoing invoices shall be provided by email (with confirmation of receipt) and, [*] shall be due and payable within [*] of CUSTOMER’s receipt thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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7.1.2
On or before [*], AVECIA will send to CUSTOMER a report that shows in reasonable detail (i) the total quantity of Product purchased hereunder in the immediately preceding calendar year or [*] (such total, the “Total Quantity”), (ii) the actual price paid by CUSTOMER for such Total Quantity based upon the Order Invoices corresponding to the Total Quantity (the “Total Amount Paid” for such Total Quantity), and (iii) the total price that should have been paid for the Total Quantity as determined in accordance with Section 4.2 (the “Total Amount Payable” for such Total Quantity). For purposes of the foregoing, the Total Amount Payable shall be calculated using the Applicable Price determined based on [*] the Total Quantity [*] in accordance with this Agreement that [*] – i.e., CUSTOMER shall [*] notwithstanding [*]. [*].
7.2
Commencing upon CUSTOMER’s receipt of Delivery of any such Product and the applicable Certificate of Analysis, CUSTOMER shall have [*] days to determine if (i) the quantity of Product so Delivered is less than the quantity required to be Delivered to CUSTOMER or (ii) the corresponding Product fails to conform to the Product Requirements in any ways that are reasonably detectable through the performance of standard testing and inspections protocols.
7.3
If CUSTOMER fails to notify AVECIA within the time period specified in Section 7.2 that such Product does not conform to the Product Requirements, then CUSTOMER shall be deemed to have accepted such Product; provided, however, that [*].
7.4
If CUSTOMER believes that (i) the quantity of Product so Delivered is less than the quantity required to be Delivered to CUSTOMER under this Agreement (or, in the case of the MSA Outstanding Quantities, pursuant to the MSA and related SOWs), or (ii) Product so Delivered does not conform to the Product Requirements, CUSTOMER (a) shall give written notice to AVECIA either documenting such shortage or specifying the manner in which such Product does not conform to the Product Requirements within the applicable period specified in Section 7.2 or Section 7.3 (as applicable) and (b) [*]. In the event AVECIA accepts such determination, AVECIA shall [*] within [*].
7.5
If a dispute arises between the Parties as to any failure of Product to meet the Product Requirements which cannot be resolved by the Parties within thirty (30) days of CUSTOMER notifying AVECIA thereof pursuant to Section 7.4, either CUSTOMER or AVECIA shall be entitled to require that the matter in dispute be referred to an independent laboratory nominated by agreement of the Parties. Such referral shall be solely for the purpose of establishing whether or not there is any failure of the relevant Product delivered by AVECIA to CUSTOMER to meet the Product Requirements. The decision of such independent laboratory shall be binding upon the Parties and the Party against which the decision is made shall be responsible for the costs of the independent laboratory. If the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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decision of such independent laboratory shows that AVECIA failed to supply Product in accordance with the Product Requirements, then AVECIA shall [*].
7.6
Each Party will promptly notify the other Party of any relevant new or changed specifications or requirements for Product or the manufacture thereof required by a Regulatory Authority of which such Party becomes aware. [*].
8.
MANUFACTURING; QUALITY AGREEMENT; CHANGE IN SPECIFICATIONS
8.1
AVECIA shall manufacture and supply Product in accordance with the applicable Manufacturing Process and the Product Requirements.
8.2
Unless otherwise set forth in the Quality Agreement or mutually agreed by the Parties in writing, AVECIA shall be responsible for [*] for the manufacture and supply of Product in accordance with this Agreement and shall use commercially reasonable efforts to [*] as reasonably necessary to manufacture Product in the required quantities in a timely fashion to meet mutually-agreed Delivery dates. As of the Effective Date, the Parties acknowledge that CUSTOMER [*] AVECIA in the manufacture of Product. Should the Parties agree in writing after the Effective Date that CUSTOMER [*], CUSTOMER shall provide to AVECIA such information regarding the [*], as reasonably requested by AVECIA or as is reasonably necessary to enable AVECIA safely [*]. AVECIA agrees (a) [*] without the express prior written consent of CUSTOMER, (b) [*] as provided herein, (c) [*], and (d) to [*] CUSTOMER [*]. [*].
8.3
The Quality Agreement is hereby incorporated in this Agreement by reference. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any other matter, [*] the provisions of this Agreement shall govern.
8.4
The Specifications may be changed only by written agreement of the Parties in accordance with the Quality Agreement. The Party seeking to change the Specifications shall [*]; provided, however, that [*].
9.
REPRESENTATIONS AND WARRANTIES
9.1
AVECIA represents and warrants to CUSTOMER as follows: (i) all Product supplied hereunder will have been manufactured in accordance with, and will conform to, the Product Requirements; (ii) all personnel used by AVECIA to manufacture Product and provide services hereunder will have the appropriate skills, training and experience; (iii) AVECIA has obtained and will maintain, and will remain in material compliance with, during the Term of this Agreement, all permits, licenses and other authorizations which are required under

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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Applicable Laws for the manufacture of Product in accordance with this Agreement; (iv) neither AVECIA nor any person or entity performing services on behalf of AVECIA under this Agreement has been debarred under Section 306 of the United States Federal Food, Drug and Cosmetic Act or convicted of a crime for which a person can be debarred under Section 306 of the United States Federal Food, Drug and Cosmetic Act, or any analogous laws in any other country; (v) [*]; (vi) title to all Products supplied to CUSTOMER hereunder will pass to CUSTOMER as provided in this Agreement free and clear of any lien or encumbrance; and (vii) [*]. This representation shall [*].
9.2
CUSTOMER represents and warrants to AVECIA that, [*]. This representation shall [*].
9.3
Each Party represents and warrants to the other Party as of the Effective Date that: (i) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation and has the corporate or other power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) it is duly authorized to execute and deliver this Agreement, to perform its obligations hereunder and to grant all licenses and other rights it purports to grant hereunder; and (iii) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound.
9.4
EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
10.
INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE
10.1
AVECIA shall indemnify, defend and hold harmless CUSTOMER and its Affiliates, and their respective employees, officers, directors and agents (“CUSTOMER Indemnitees”) from all losses, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs (“Losses”) to which any CUSTOMER Indemnitee may become subject as a result of any claim, demand, action or other proceeding by a Third Party (a “Claim”) to the extent arising from (i) any breach of the covenants, representations, warranties or other agreements of AVECIA hereunder, (ii) the negligence or willful misconduct of any AVECIA Indemnitee (defined below), or (iii) [*]; in each case other than to the extent arising from (a) any breach of the covenants, representations, warranties or other agreements of CUSTOMER hereunder or (b) the negligence or willful misconduct of any CUSTOMER Indemnitee.
10.2
CUSTOMER shall indemnify, defend and hold harmless AVECIA and its Affiliates, and their respective employees, officers, directors and agents (collectively, “AVECIA Indemnitees”) from all Losses to which any AVECIA Indemnitee may become subject as a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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result of any Claim to the extent arising from (i) any breach of the covenants, representations, warranties or other agreements of CUSTOMER hereunder, (ii) the negligence or willful misconduct of any CUSTOMER Indemnitee, (iii) [*], or (iv) the use or sale of Product by CUSTOMER; in each case other than to the extent arising from (a) any breach of the covenants, representations, warranties or other agreements of AVECIA hereunder or (b) the negligence or willful misconduct of any AVECIA Indemnitee.
10.3
Each Party’s agreement to indemnify, defend and hold harmless the other is conditioned on the indemnified Party (i) providing written notice to the indemnifying Party of any Claim arising out of the indemnified activities within thirty (30) days after the indemnified Party has knowledge of such Claim, provided that the failure to so notify the indemnifying Party will not relieve the indemnifying Party of its obligations hereunder except to the extent such failure shall have actually materially prejudiced the indemnifying Party’s ability to defend such Claim; (ii) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Claim; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation, preparation, and defense of any such Claim; (iv) undertaking reasonable steps to mitigate any loss, damage or expense with respect to the applicable Claim; and (v) not settling such Claim without the indemnifying Party’s prior written consent.
10.4
Except for [*], AVECIA’s maximum aggregate liability under this Agreement shall in no event exceed [*]; provided, however, that the foregoing shall [*]. Except in the case of [*], in no event shall either Party be liable to the other for any lost profits, lost savings or any other special, incidental, punitive or consequential damages arising out of or in connection with this Agreement, whether the claim is in contract, negligence, strict liability or otherwise, regardless of any notice of the possibility of such damages; provided, however, that the foregoing shall [*].
10.5
Each Party will, at its own expense, maintain throughout the Term and for a minimum period of [*] thereafter product liability insurance with limits of [*] and general liability insurance with limits of [*], and AVECIA will, at its own expense, maintain throughout the Term workers’ compensation insurance with not less than the minimum coverage required by applicable law. Each Party shall provide to the other Party, upon request, evidence that such insurance coverage is in effect by providing a duly signed certificate of insurance issued by the applicable insurance company or companies. Such insurance shall have been obtained from an insurance company or companies with an A.M. Best rating of A- or better.
11.
REGULATORY; FACILITY ACCESS; RECORDS; AUDITS/REPORTS; TECHNOLOGY TRANSFER
11.1
AVECIA shall be responsible for obtaining at its own expense all permissions, licenses, and approvals necessary to discharge its obligations under this Agreement. AVECIA shall comply with all Applicable Laws and GMP relating to the manufacture of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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Product. Upon CUSTOMER’s request, AVECIA shall promptly furnish to CUSTOMER such information and documentation as CUSTOMER may reasonably request relating to the Product and its manufacture hereunder, including for purposes of IND, NDA or any other regulatory filings or submissions for the Product. CUSTOMER shall provide to AVECIA a copy of those portions of all proposed submissions by CUSTOMER to any Regulatory Authority associated with the manufacture of Product hereunder for AVECIA’s review and verification.
11.2
Subject to reasonable obligations of confidentiality, CUSTOMER has the right to [*], access to and review of all Records, Batch Records, and any other relevant documents.
11.3
CUSTOMER shall have the right to conduct, upon reasonable notice and at its own expense, periodic technical, quality, and environmental health, and safety audits. AVECIA shall give reasonable access (under normal circumstances, considered to be once per calendar year) to CUSTOMER for purposes of auditing the Facility and the manufacture, testing and release of Product under this Agreement and relevant standard operating procedures, processes, systems, books, documents, and records. Generally, [*] days’ prior written notice shall be reasonable, but [*]. All visitations of the Facility by CUSTOMER, its representatives, potential licensees or collaborators shall be subject to reasonable obligations of confidentiality and any reasonable requirements of AVECIA relating to health and safety.
11.4
AVECIA shall maintain appropriate and complete Records relating to [*]. CUSTOMER and/or its authorized independent, certified public accountant (the “Auditors”), shall be entitled once a year, upon [*] days’ notice to AVECIA, during normal business hours to [*]. AVECIA shall provide all reasonable assistance to CUSTOMER and/or its Auditors to have access to the applicable documentation [*] as well as reasonable assistance responding to questions and/or providing additional, appropriate documentation required for [*]. All [*] by CUSTOMER and/or its Auditors shall be subject to reasonable obligations of confidentiality and any reasonable requirements of AVECIA relating to the Facility. In addition, within [*] business days after the end of [*], AVECIA shall provide CUSTOMER and/or its Auditors a written report [*]. AVECIA shall provide all reasonable assistance to CUSTOMER and/or its Auditors in connection with the [*].
11.5
AVECIA shall maintain complete and accurate records relating to the manufacture, testing and release of Product hereunder, including, without limitation, [*] (collectively, “Records”), in accordance with pharmaceutical manufacturing industry standards and the Product Requirements and as necessary to document its compliance with the Product Requirements. [*]. Upon CUSTOMER’s request, AVECIA will promptly provide CUSTOMER with complete and accurate copies of Records. AVECIA will not transfer, deliver or otherwise provide any CUSTOMER Records (or copies thereof) to any person or entity other than CUSTOMER, without the prior written approval of CUSTOMER, except as required by Applicable Law or Regulatory Authority. While in the possession or control of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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AVECIA, all Records will be made available for inspection, examination and copying by or on behalf of CUSTOMER. All such Records will be retained and archived by AVECIA in accordance with the Quality Agreement, GMP and Applicable Laws, but in no case for less than the longer of [*] or [*] (the “Retention Period”). Following the Retention Period, AVECIA will not destroy such CUSTOMER Records without first giving CUSTOMER written notice and the opportunity to further store such CUSTOMER Records at CUSTOMER’s expense, or to have such CUSTOMER Records transferred to CUSTOMER [*].
11.6
AVECIA will promptly (and in any event within the period specified in the Quality Agreement) advise CUSTOMER [*]. CUSTOMER shall [*]. AVECIA shall promptly (and in any event within the period specified in the Quality Agreement) provide a report to CUSTOMER of any Product-related results of such inspection. Subject to the foregoing, [*]. In addition, AVECIA shall also promptly (and in any event within the period specified in the Quality Agreement) notify CUSTOMER [*] and any follow-up written communications between AVECIA and the relevant Regulatory Authority; provided however, before providing such reports to CUSTOMER, AVECIA may redact any confidential information of a Third Party from such reports. AVECIA will [*]. AVECIA will promptly and diligently [*].
11.7
AVECIA shall cooperate with CUSTOMER, [*], to satisfy regulatory requirements regarding Product in [*]. AVECIA shall cooperate with CUSTOMER to satisfy regulatory requirements regarding Product in any other jurisdictions [*], and the Parties will [*]. CUSTOMER will [*]. Such cooperation shall include the providing of reasonable regulatory support, including AVECIA providing to CUSTOMER all data and information reasonably necessary [*].
11.8
All approvals arising out of the matters addressed in Section 11.7 shall be in the name of CUSTOMER, and all related documentation and materials shall be the sole property of CUSTOMER; [*].

If CUSTOMER is required or requested by any Regulatory Authority to recall any Product supplied by AVECIA hereunder [*], and [*], and [*], then, subject to the limitation of liability provisions of Section 10.4 above, AVECIA shall [*]. If a recall is due to any reason other than [*], CUSTOMER shall pay all of the costs and expenses of the recall.

11.9
To the extent [*] upon CUSTOMER’s request, [*].
12.
FORCE MAJEURE
12.1
Neither Party is liable for any failure to perform or delay in performing any obligations under this Agreement, if such failure or delay is due to fire, flood, war, embargo, legal prohibition, terrorism, insurrection, regulatory or environmental issues, labor stoppages, [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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or any other cause beyond the reasonable control of such defaulting Party preventing or delaying the performance of such obligations. The Party so affected will, upon giving notice thereof to the other party, be excused from such performance to the extent of such prevention, restriction or delay. The affected Party is obligated to use its commercially reasonable efforts to avoid or to remove such causes of non-performance and to continue performance with the utmost dispatch whenever such causes are removed.
12.2
For clarity, [*]; provided, however, that [*]. Neither Party shall be entitled to relief under this Section 12 for any delay or failure in performing any of its payment obligations under this Agreement.
13.
TERMINATION; CONSEQUENCES OF TERMINATION
13.1
Without prejudice to any other rights or remedies which may be available to them:
13.1.1
either Party may terminate this Agreement upon written notice of termination to the other Party if the other Party commits a material breach of any of the provisions of this Agreement; and, in the case of a breach capable of being remedied, fails to remedy that breach within [*] days of receiving written notice specifying that breach and requiring the same to be remedied;
13.1.2
either Party may terminate this Agreement upon written notice to the other Party in the event that the other Party (a) is adjudicated insolvent; (b) makes an assignment for the benefit of creditors; (c) files or has filed against it a petition in bankruptcy which, in the case of an involuntary petition in bankruptcy, is not dismissed within [*] days; (d) has a receiver appointed for its assets; or (e) is dissolved or liquidated;
13.1.3
CUSTOMER may terminate this Agreement upon written notice to AVECIA in the event of: (a) [*]; (b) [*]; (c) [*]; (d) [*]; or (e) [*];
13.1.4
CUSTOMER may terminate this Agreement upon written notice to AVECIA if, [*];
13.1.5
CUSTOMER may terminate this Agreement [*]; and
13.1.6
AVECIA may terminate this Agreement [*].
13.2
Without prejudice to any other rights or remedies which a Party may have, upon the termination of this Agreement, howsoever the same occurs, each Party shall (i) promptly pay to the other all sums which at the date of termination are due and payable to the other hereunder (and no such amount shall be subject to any duplicative recovery by the other Party pursuant to Section 13.3 or Section 26); (ii) except as stated to the contrary in Section

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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15 regarding each Party’s rights to Intellectual Property, immediately cease all use of any property of the other, including without limitation any Intellectual Property of the other; and (iii) at the expense of the requesting Party, promptly return to the other Party, or certify to the other Party the destruction of, any property or Confidential Information of the other in its possession, custody or control, provided however (x) each Party may retain one (1) copy of the other Party’s Confidential Information in its secure files solely for the purpose of monitoring compliance with the terms of this Agreement and (y) CUSTOMER shall have the right to retain and use such Confidential Information of AVECIA which is reasonably required for the continued exercise of any rights or licenses granted to CUSTOMER which survive the termination or expiration of this Agreement. The terms of Section 14 (Confidentiality) of this Agreement will apply to such post-termination retention or use of Confidential Information.
13.3
In the event of any termination of this Agreement (except as otherwise expressly set forth below in this Section 13.3), and without prejudice to any right or remedy that a Party may have by reason of any breach of this Agreement by the other Party:
13.3.1
except as otherwise instructed by CUSTOMER in writing in the case of termination of this Agreement by CUSTOMER pursuant to Section 13.1.3:
(a)
AVECIA shall Deliver in accordance with the terms and conditions of this Agreement, and CUSTOMER shall take Delivery of and pay for, at the Applicable Price in effect at the time the applicable order was placed, all quantities of Product ordered by CUSTOMER and manufactured prior to termination which conform to, and have been manufactured in accordance with, all the Product Requirements and other applicable terms of this Agreement but not yet Delivered;
(b)
AVECIA shall complete manufacture of all in-process inventory of Product under purchase orders accepted prior to termination and Deliver such completed Product in accordance with the terms and conditions of this Agreement, and CUSTOMER shall take Delivery of and pay for, at the Applicable Price in effect at the time the applicable order was placed, all such Product that conforms to, and has been manufactured in accordance with, all the Product Requirements and other applicable terms of this Agreement; and
(c)
with respect to any quantity of Product under purchase orders accepted prior to termination with respect to which AVECIA has not commenced manufacture, AVECIA shall manufacture and Deliver such Product in accordance with the terms and conditions of this Agreement, and CUSTOMER shall take Delivery of and pay for, at the Applicable Price in effect at the time the applicable order was placed, all such Product that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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conforms to, and has been manufactured in accordance with, all the Product Requirements and other applicable terms of this Agreement;
13.3.2
except in the case of [*]; and
13.3.3
except in the case of termination of this Agreement [*], to the extent that, prior to receipt or delivery of notice of termination, and [*], AVECIA [*], CUSTOMER shall [*] and AVECIA shall [*].
13.4
All terms of this Agreement applicable to Product manufactured or Delivered, or required to be manufactured or Delivered, under this Agreement or the Delivery thereof (including, without limitation, Sections 6, 7, 8.1 and 9.1 hereof) remain applicable after termination or expiration of this Agreement whether the actual manufacture or Delivery occurs before or after termination or expiration of this Agreement.
14.
CONFIDENTIALITY
14.1
In consideration of the Disclosing Party (either AVECIA or CUSTOMER or their respective Representative, as the case may be) disclosing Confidential Information to the Receiving Party (either AVECIA or CUSTOMER or their respective Representative, as the case may be), the Receiving Party hereby undertakes to maintain confidential all such Disclosing Party’s Confidential Information and it will accordingly not use or disclose any of the Disclosing Party’s Confidential Information in whole or in part except for the purposes of performing the Receiving Party’s obligations or exercising the Receiving Party’s rights under this Agreement.

Confidential Information does not include information that the Receiving Party can demonstrate by competent evidence:

14.1.1
was already in its possession and at its free disposal, without burden of confidentiality, before the disclosure to it by the Disclosing Party;
14.1.2
is hereafter disclosed to the Receiving Party on a non-confidential basis by, or purchased or otherwise legally acquired by the Receiving Party on a non-confidential basis from, a Third Party who has not derived it directly or indirectly from the Disclosing Party and was not legally or contractually restricted from disclosing such information;
14.1.3
is or becomes generally available to the public whether in printed publications or otherwise through no act or omission on the part of the Receiving Party or its Representatives in breach of this Agreement or any other agreement between the Parties; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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14.1.4
the Receiving Party can prove to the reasonable satisfaction of the Disclosing Party has been developed independently of the Disclosing Party (and, in the case of AVECIA as the Receiving Party, independently of activities conducted on behalf of CUSTOMER pursuant to this Agreement or any other agreement between the Parties), by any Representative of the Receiving Party without access to, use of, reliance on, or reference to any of the Confidential Information disclosed by the Disclosing Party (and, in the case of AVECIA as the Receiving Party, any information deemed to be the Confidential Information of CUSTOMER as expressly provided in this Agreement), as shown by contemporaneous written records.

No combination of elements within the Confidential Information shall be deemed to be part of the public domain merely because the individual elements of such combination are part of the public domain, unless the entire combination itself, or the entire principle of use or operation of such combination (if any), is part of the public domain. In addition, no element within the Confidential Information shall be deemed to be a part of the public domain merely because it is embraced by more general information or data that is part of the public domain.

14.2
In order to secure the obligations set out in this Section 14, the Receiving Party agrees to exercise reasonable precaution to prevent and restrain the unauthorized disclosure and use of Confidential Information of the Disclosing Party, including restricting access to such Confidential Information to such of its Representatives who are bound by the terms of this Agreement or other written obligations of confidentiality no less restrictive than those contained herein, to keep such information confidential and who need to have such access for the purpose of exercising rights or performing obligations pursuant to this Agreement. Each Party will be liable for the breach of this Section 14 by any of its Representatives.
14.3
The Receiving Party shall not be prohibited from disclosing Confidential Information of the Disclosing Party to the extent such Confidential Information is required to be disclosed by Applicable Law or valid order of a governmental agency or court of competent jurisdiction; provided, however, that the Receiving Party shall provide prior written notice thereof to the Disclosing Party, consult with the other Party with respect to such disclosure and, at the Disclosing Party’s request and expense, cooperate with the Disclosing Party’s efforts to contest the requirement or to obtain a protective order or other confidential treatment of such information.
14.4
The provisions of this Section 14 shall survive termination or expiry of this Agreement and shall continue for a period of [*] years from the date of that termination or expiry, except with respect to the [*] of the Disclosing Party, with respect to which the provisions of this Section 14 shall survive beyond such [*]-year period for as long as such information [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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14.5
[*] pursuant to this Agreement [*], including, without limitation, [*] of CUSTOMER and are deemed CUSTOMER’s Confidential Information and for the purposes of this Agreement, and CUSTOMER shall be deemed the Disclosing Party with respect thereto.
14.6
Except as required by AVECIA to perform its obligations under this Agreement or as required by applicable law, regulation or valid legal order, on a written request from CUSTOMER, AVECIA shall promptly, at CUSTOMER’s option, either return to CUSTOMER or destroy (and provide written certification by an officer of AVECIA of such destruction) all documents and materials that embody or set forth CUSTOMER’s Confidential Information, provided that AVECIA may retain one (1) copy of CUSTOMER’s Confidential Information in its secure files solely for the purpose of monitoring compliance with the terms of this Agreement. AVECIA shall continue to be bound by the terms and conditions of this Agreement with respect to such retained Confidential Information.
14.7
Notwithstanding Section 14.1, CUSTOMER may disclose AVECIA’s Confidential Information to the extent such disclosure is reasonably necessary: (a) [*]; (b) [*]; (c) [*]; (d) if required to comply with Applicable Laws (including, without limitation, regulations relating to regulatory approvals; (e) [*]; (f) [*]; or (g) [*]; subject to, in the case of circumstances noted in Clauses (a) through (f) above, [*].
15.
INTELLECTUAL PROPERTY; LICENSES
15.1
Nothing in this Agreement shall affect the ownership by either Party of (i) any Intellectual Property or process in existence and owned by that Party before the Effective Date or (ii) Intellectual Property developed on or after the Effective Date independently of the work undertaken under this Agreement and without access to, use of, or reliance on any of the Confidential Information disclosed by the other Party (“Independent Intellectual Property”). Without limiting the generality of the foregoing, the Specifications, all [*] of CUSTOMER. [*].
15.2
All Intellectual Property generated, developed, discovered or invented by or on behalf of AVECIA [*] (such Intellectual Property, collectively, “CUSTOMER-Owned Project IP”) shall be owned solely by CUSTOMER. Any Intellectual Property generated, developed, discovered or invented by or on behalf of AVECIA [*] (such Intellectual Property called “AVECIA-Owned Project IP”). AVECIA hereby assigns and transfers to CUSTOMER all right, title and interest in and to CUSTOMER-Owned Project IP and agrees to take all further acts reasonably necessary or desirable to evidence such assignment and transfer to CUSTOMER, at CUSTOMER’s expense.
15.3
AVECIA hereby grants to CUSTOMER [*] license, [*] under any AVECIA-Owned Project IP to develop, make, have made, use, sell, have sold, offer for sale, import and export the Product [*]. AVECIA hereby grants to CUSTOMER [*] license, [*] under [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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15.4
CUSTOMER hereby grants to AVECIA a royalty-free, worldwide, non-exclusive, non-transferable, non-assignable, non-sublicensable license, under CUSTOMER’s Independent Intellectual Property, solely to manufacture Product for CUSTOMER during the Term and under this Agreement, and any such license shall immediately terminate upon expiration or termination of this Agreement.
15.5
AVECIA will [*]. CUSTOMER will [*]. AVECIA will [*]. AVECIA shall [*].
15.6
Except as expressly set forth in this Agreement, neither Party will acquire, by implication, estoppel, usage or otherwise under this Agreement, any right, title or interest in or to any inventions (whether patentable or not), patents, Know-How, information, data, writings, trademarks, service marks, copyrights or other property belonging to the other Party, and each Party hereby reserves all rights in and to its intellectual property not specifically granted hereunder.
16.
INDEPENDENT CONTRACTOR

Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the Parties. Each Party agrees to perform under this Agreement solely as an independent contractor.

17.
ENTIRE AGREEMENT; INTERPRETATION
17.1
This Agreement, including the Schedules, Appendices, and Exhibits attached hereto, and the Quality Agreement, contain the entire agreement between the Parties regarding the subject matter hereof and supersede any previous agreements relating to the subject matter hereof and any understandings between the Parties with respect thereto; provided, however, that (a) [*] (which shall also be subject to Sections 7.2-7.6 and 11.8 of this Agreement) and shall remain in full force and effect for purposes of any future development projects mutually agreed by the Parties in writing; (b) without limiting the generality of the preceding clause (a), the provisions of Sections 1, 5, 7 and 11 of that certain Scope of Work under the MSA dated September 15, 2020 relating to the procurement, inventory maintenance, cost and disposition of raw materials and the potential refund of a portion of the Capacity Reservation Fees (as such term is defined in such Scope of Work) allocable to raw materials used in the manufacture of other products by Avecia in the event of termination of such Scope of Work, shall remain in full force and effect in accordance with the terms of such Scope of Work; and (c) the 2012 Supply Agreement shall remain in full force and effect in accordance with its terms with respect to Product ordered by CUSTOMER for production using the [*] “Current Process” (as such term is defined in the 2012 Supply Agreement). This Agreement may not be modified except by an instrument in writing signed by the duly authorized representatives of the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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17.2
The headings of clauses contained in this Agreement preceding the text of the Sections, subsections, paragraphs and exhibits hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. The word “including” (and variations thereof) as used in this Agreement means including, without limiting the generality of any description preceding such term, and the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references in this Agreement to any agreement, instrument or other document will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified. All references in this Agreement to any specific law, rule or regulation will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation.
18.
ANNOUNCEMENTS; PUBLICITY
18.1
The Parties agree that they will not make any press release, announcement or other publicity relating to the transactions which are the subject of this Agreement, without first obtaining in each case the prior written consent of the other Party (which consent will not be unreasonably withheld); provided, however, that such consent obligation will not apply to communications required by Applicable Laws, disclosures of information for which consent has previously been obtained, or information that has been previously disclosed publicly, and CUSTOMER shall have the right to identify AVECIA to Third Parties as the manufacturer of Product supplied hereunder.
19.
ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal successors and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, [*] may assign this Agreement: (a) [*]; or (b) [*]. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 19. Any purported assignment not in compliance with this Section 19 shall be void.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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20.
VARIATION

No variation or amendment of this Agreement shall bind a Party unless made in writing in the English language and agreed to in writing by duly authorized officers of both Parties.

21.
ILLEGALITY

If any provision of this Agreement is agreed by the Parties to be illegal, void or unenforceable under any law that is applicable hereto or if any court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be excised here from with effect from the date of such agreement or decision or such earlier date as the Parties may agree.

22.
WAIVER

A failure by either Party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time, and shall be effective only if signed by an authorized representative of such Party.

23.
NOTICES
23.1
All notices and other communications given or made in relation to this Agreement shall be in English and in writing and delivered by hand, registered post or by electronic mail (with confirmation of receipt) to the appropriate address of the party shown in Section 23.2.
23.2
If to AVECIA:

Nitto Denko Avecia Inc.

125 Fortune Boulevard

Milford, MA 01757

Attention: Vice President, Business Development

Email: [*]

If to CUSTOMER:

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

Attention: President and Chief Operating Officer

Email: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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With a copy to:

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

Attention: General Counsel

Email: [*]

24.
DUTY TO MITIGATE

Each of the Parties shall use all reasonable endeavors to mitigate any costs, losses or expenses due to be incurred or suffered by the other Party in connection with the performance or non- performance of this Agreement.

25.
LAW; JURISDICTION
25.1
The laws of the State of Delaware, U.S.A. (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement. Any proceedings between the Parties shall be conducted in the English language. The United Nations Convention on Contracts for the International Sale of Goods is hereby expressly excluded.
25.2
During the Term, the Parties shall use good faith efforts to resolve amicably any dispute arising out of or relating to this Agreement or the breach thereof. If such resolution cannot be achieved within thirty (30) days, the dispute will be referred to the chief executive officers or presidents of the Parties. These individuals will make a good faith effort to reach an agreement that is acceptable to both Parties through direct negotiations. If the Parties fail to resolve any such dispute through such escalation procedure within thirty (30) days of the date the dispute is referred to such individuals, then such dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (the “Rules”), and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. Such arbitration shall be filed and conducted at an office of the AAA in Wilmington, Delaware (unless otherwise mutually agreed by the Parties in writing) and shall be conducted in English by [*] selected in accordance with the Rules. [*]. Any dispute regarding the scope or applicability of this agreement to arbitrate and the propriety of commencing the arbitration shall be determined by arbitration by the AAA. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator [*]. Without prejudice to Section 25.3, the arbitral tribunal shall have full authority to grant provisional or interim remedies.
25.3
Notwithstanding the foregoing provisions of this Section 25, in the event of the actual or threatened breach by a Party of any of the terms of Section 14 or Section 15 hereof, the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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aggrieved Party shall have the right to seek enforcement of this Agreement and its provisions by injunction, specific performance or other equitable relief in any court of competent jurisdiction. The rights granted by this Section 25.3 are in addition to all other remedies and rights available at law or in equity.
26.
SURVIVAL

Neither expiration nor termination of this Agreement shall relieve either Party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement Sections 1 (as necessary for the interpretation of the other surviving provisions of this Agreement), 3.5, 4.4, 6.3, 7.1.2, 8.2, 8.3, 9.4, 10, 11.4, 11.5, 11.7, 11.8, 11.9, 13.2-13.4, 14, 15, 17, 19, and 20-26 of this Agreement, and any other provisions of this Agreement which are reasonably intended by the Parties to have effect beyond the Term, shall survive expiration or termination of this Agreement.

27.
COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered electronically or by facsimile, and upon such delivery, the electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signatures follow on next page]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

NITTO DENKO AVECIA INC. By /s/ Tammy Cooper	DYNAVAX TECHNOLOGIES CORPORATION By /s/ David Novack
Name Tammy Cooper	Name David Novack
Title VP of Business Development	Title President and COO

Signature Page to Supply Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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